Exhibit 99.1

Burlington Stores, Inc. Names Laura J. Sen to Board of Directors

BURLINGTON, N.J. — June 29, 2018 — Burlington Stores, Inc. (NYSE:BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, announced today that Laura J. Sen, former Non-Executive Chairman and Chief Executive Officer of BJ’s Wholesale Club, Inc., is joining its Board of Directors and its Audit Committee effective June 29, 2018.

Tom Kingsbury, Chairman, President and Chief Executive Officer stated, “We are very pleased to welcome Laura to our board as a highly accomplished retail leader whose experience will benefit the company as it continues to grow. Laura will be a great addition to our board, and we look forward to the important and positive impact she will bring to our company.”

Ms. Sen added, “I am excited to join Burlington’s board and work with this exceptional team. The company is well positioned in the off-price retail space, and I look forward to sharing my experiences and contributing to its future direction and growth.”

Ms. Sen will fill the board seat formerly held by Tricia Patrick, currently a Managing Director of Advent International Corporation. Ms. Patrick is stepping down from the board effective June 29, 2018. “As we welcome Laura to the board, I would also like to thank Tricia for her guidance and support over the many years before and after our initial public offering in 2013,” added Mr. Kingsbury. “Tricia’s financial acumen and deep knowledge of our industry have been valuable to our company and our stockholders, and we wish her all the best.”

About Laura J. Sen

Ms. Sen served as the Non-Executive Chairman of the Board of Directors of BJ’s Wholesale Club, Inc. from January 2016 through March 2018 and was its Chief Executive Officer from February 2009 through January 2016. Ms. Sen served as BJ’s Chief Operating Officer from January 2008 through February 2009. Ms. Sen also served as BJ’s Executive Vice President of Merchandising and Logistics from January 2007 through January 2008, and held the same position from 1997 to March 2003. From March 2003 to December 2006, Ms. Sen was the Principal of Sen Retail Consulting, advising companies in the retail sector in the areas of merchandising and logistics.

In addition to Burlington Stores, Ms. Sen also serves as a director of Massachusetts Mutual Life Insurance Company and the Massachusetts Port Authority. Ms. Sen previously served as a director of BJ’s Wholesale Club, Inc., EMC Corporation, rue21, inc., Abington Savings Bank and the Federal Reserve Bank of Boston.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2017 revenue of $6.1 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 647 stores as of the end of the first quarter of Fiscal 2018, inclusive of an internet store, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 65% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home and coats.

For more information about the Company, visit www.burlingtonstores.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release, including those made in the section describing our outlook for future periods, are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms, 2017 Tax Reform and pending interpretations related thereto, and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Investor Relations Contact:

David J. Glick

855-973-8445

Info@BurlingtonInvestors.com

Allison Malkin

Caitlin Morahan

ICR, Inc.

203-682-8225